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                                 UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C. 20549

                                    FORM 8-K

                                CURRENT REPORT
                      PURSUANT TO SECTION 13 OR 15(d) OF
                     THE SECURITIES EXCHANGE ACT OF 1934

        Date of Report (date of earliest event reported): January 31, 2012

                                Aehr Test Systems
             (Exact name of Registrant as specified in its charter)

          California                    000-22893             94-2424084
(State or other jurisdiction of  (Commission File Number)  (I.R.S. Employer
 incorporation or organization)                         Identification Number)

                               400 Kato Terrace
                           Fremont, California 94539
         (Address of principal executive offices, including zip code)

                                 510-623-9400
             (Registrant's telephone number, including area code)

                                     N/A
         (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act
    (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act
    (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))



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ITEM 5.02.  Departure of Directors or Certain Officers; Election of Directors;
Appointment of Certain Officers; Compensatory Arrangements of Certain
Officers.

(e)    Change in Annual Base Salaries for Certain Officers

       On January 31, 2012, the Board of Directors (the "Board") of Aehr Test Systems (the "Company") conducted a review of the annual base salaries for the Company's Chief Executive Officer, Executive Chairman and other named executive officers of the Company (the "Named Executive Officers"). The Board approved of a reduction to the annual base salary of the Chief Executive Officer and the Executive Chairman by fifteen percent (15%) and of a reduction to the annual base salaries of the other Named Executive Officers by ten percent (10%), such changes to be effective immediately. All other forms of compensation paid to the Chief Executive Officer, Executive Chairman and other Named Executive Officers are unchanged from the rates disclosed in the Company's definitive proxy statement filed September 27, 2011.

(e)    Change in Meeting Fees for Non-Employee Directors

       On January 31, 2012, the Board approved of a reduction to the meeting fees paid to the Company's non-employee directors. The new fees will be effective for the current non-employee directors as of February 1, 2012 and for new non-employee directors effective upon the date they join the Board.

       Under the new arrangement, the retainer and meeting attendance fees for each non-employee director will be reduced by fifteen percent (15%) as compared to their previous levels. In addition, the resulting fees payable to the non-employee directors will not be paid in cash but rather through the issuance of a stock option awarded under the Company's 2006 Equity Incentive Plan, exercisable for the number of shares of common stock equal to the quotient of
(i) the resulting cash value of the fees payable to such non-employee director following the adjustment described above, divided by (ii) the Black-Scholes value of an option to purchase one share of the Company's common stock, calculated in accordance with the Company's standard procedures. Each such option shall have an exercise price equal to the closing price of the Company's common stock on the Nasdaq Capital Market on the date of grant, shall vest over a six (6) month period and shall have a seven (7) year term.





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                                  SIGNATURES

            Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                               Aehr Test Systems
                                                  (Registrant)
Date:  February 3, 2012
                                          By:   /S/ GARY L. LARSON
                                               -------------------------
                                               Gary L. Larson
                                               Vice President of Finance and
                                               Chief Financial Officer